CONSENT OF INDEPENDENT ACCOUNTANTS









Kysor Industrial Corporation

Cadillac, Michigan



We consent to the incorporation by reference in the registration statements of Kysor Industrial Corporation on Form S-8 (as listed below) of our report dated February 13, 1995, on our audits of the consolidated financial statements and financial statement schedule of Kysor Industrial Corporation and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.



PLAN 							SEC FILE



1980 Stock Option and Appreciation Rights Plan		2-67607

1983 Incentive Stock Option Plan			2-86346

1984 Stock Option Plan					2-99855

1987 Stock Option and Restricted Stock Plan		33-18438 and
							33-30463

Employee Stock Ownership Plan				33-27360
401(K) Savings Plan for Bargaining Employees         	33-59420
401(K) Savings Plan for Non-Bargaining Employees  	33-59412
1993 Long-Term Incentive Plan				33-71758





By   s\COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.





Detroit, Michigan

March 20, 1995